Exhibit 99.1

Fluent Announces Second Quarter 2022 Financial Results

•	Q2 2022 revenue of $98.4 million, up 34% over Q2 2021
•	Gross profit (exclusive of depreciation and amortization) of $28.3 million, an increase of 69% over Q2 2021 and representing 29% of revenue for the three months ended June 30, 2022
•	Net loss of $56.9 million, or $0.70 per share, primarily due to non-cash impairment charge of $55.4 million to goodwill
•	Media margin of $32.3 million, up 60% over Q2 2021 and representing 32.8% of revenue for the three months ended June 30, 2022
•	Adjusted EBITDA of $9.4 million, representing 9.6% of revenue for the three months ended June 30, 2022
•	Adjusted net income of $0.6 million, or $0.01 per share

New York, NY – August 9, 2022 – Fluent, Inc. (NASDAQ: FLNT), a leading data-driven performance marketing company, today reported financial results for the second quarter ended June 30, 2022.

Don Patrick, Fluent’s Chief Executive Officer, commented, “Our Second Quarter results represent both the continued progress we are making towards, and further validation of, our strategic growth plan - creating more effective and sustainable customer acquisition solutions for our clients, while successfully positioning Fluent as a market leader in a rapidly evolving industry environment.

We remain fixated on exceeding our clients' performance expectations by way of delivering a higher quality, more targeted and engaged consumer audience. This is essential as we build Fluent brand equity while also affirming our credibility with clients by increasing their ROI.”

Second Quarter Financial Summary

•	Q2 2022 revenue of $98.4 million, up 34% over Q2 2021
•

Gross profit (exclusive of depreciation and amortization) of $28.3 million, an increase of 69% as compared to the three months ended June 30, 2021 and representing 29% of revenue for the three months ended June 30, 2022

•	Net loss of $56.9 million or $0.70 per share, compared to net loss of $5.2 million, or $0.06 per share, in Q2 2021
•	Media margin of $32.3 million, an increase of 60% over Q2 2021 and representing 32.8% of revenue for the three months ended June 30, 2022
•	Adjusted EBITDA of $9.4 million, representing 9.6% of revenue for the three months ended June 30, 2022
•	Adjusted net income of $0.6 million, or $0.01 per share

Media margin, adjusted EBITDA and adjusted net income are non-GAAP financial measures, as defined and reconciled below.

The Company determined that a triggering event had occurred on June 30, 2022 as a result of the decline in its stock price and conducted impairment testing and a valuation analysis of its intangible assets and goodwill. Based on this analysis, the Company took a non-cash impairment charge of

$55.4 million to goodwill. The non-cash impairment charge reduces the carrying value of the goodwill associated with the acquisition of the Fluent operating business in 2015.

Business Outlook

•	Strategic client relationships driving strong demand in the Fluent performance marketplace.
•	Monetization, as measured by media margin per registration, is up 88% in Q2’22 vs. Q2’21 enabled by improved quality of traffic, enhanced customer relationship management capabilities and investments in technology and analytics.
•	Increasing media footprint while extending our reach into new media channels expansion to provide more relevant content and offers for consumers and our brands.
•	Newer revenue streams are generating incremental growth opportunities and enhancing lifetime value of consumers on our platform, reducing reliance on traffic volume for revenue growth.
•	We anticipate continued growth, with enhanced consumer experiences and media optimizations yielding margin expansion over time.

  Conference Call

Fluent, Inc. will host a conference call on Tuesday, August 9, 2022, at 4:30 PM ET to discuss its 2022 second quarter financial results. To listen to the conference call on your telephone, dial toll-free 1 (888) 660-6196 or toll dial-in number 1 (929) 203-1824, and use the participant access code 6292663. To access the live audio webcast, visit the Fluent website at investors.fluentco.com. Please login at least 15 minutes prior to the start of the call to ensure adequate time for any downloads that may be required. Following completion of the earnings call, a recorded replay of the webcast will be available for those unable to participate. To listen to the telephone replay, please dial toll free 1 (800) 770-2030 or toll 1(647) 362-9199 with the replay passcode 6292663. The replay will also be available for one week on the Fluent website at investors.fluentco.com.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a global data-driven performance marketing company and trusted growth partner for leading brands. Experts in creating value for consumers, Fluent leverages its consumer database, digital media portfolio, and proprietary data science and technology to deliver outcome-based solutions for marketers. Founded in 2010, the company is headquartered in New York City. For more information, visit www.fluentco.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

The matters contained in this press release may be considered to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Those statements include statements regarding the intent, belief or current expectations or anticipations of Fluent and members of our management team. Factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:

•	Compliance with a significant number of governmental laws and regulations, including those laws and regulations regarding privacy and data;
•

The outcome of litigation, regulatory investigations or other legal proceedings in which we are involved or may become involved; failure to safeguard the personal information and other data contained in our database;

•	Failure to adequately protect intellectual property rights or allegations of infringement of intellectual property rights;
•	Unfavorable global economic conditions, including as a result of health and safety concerns around the ongoing COVID-19 pandemic;
•	Dependence on our key personnel;
•	Dependence on third-party service providers;
•	Management of the growth of our operations, including international expansion and the integration of acquired business units or personnel;
•	The impact of the Traffic Quality Initiative, including our ability to replace lower quality consumer traffic with traffic that meets our quality requirements;
•	Ability to compete and manage media costs in an industry characterized by rapidly-changing internet media and advertising technology and evolving industry standards;
•	Regulatory uncertainty, and changing user and client demands; management of unfavorable publicity and negative public perception about our industry;
•	Failure to compete effectively against other online marketing and advertising companies;
•	The competition we face for web traffic;
•	Dependence on third-party publishers, internet search providers and social media platforms for a significant portion of visitors to our websites;
•	Dependence on emails, text messages and telephone calls, among other channels, to reach users for marketing purposes;
•	Liability related to actions of third-party publishers;
•	Limitations on our or our third-party publishers’ ability to collect and use data derived from user activities;
•	Ability to remain competitive with the shift to mobile applications;
•	Failure to detect click-through or other fraud on advertisements;
•	The impact of increased fulfillment costs;
•	Failure to meet our clients’ performance metrics or changing needs;
•	Compliance with the covenants of our credit agreement; and
•	The potential for failures in our internal control over financial reporting.

These and additional factors to be considered are set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and in our other filings with the Securities and Exchange Commission. Fluent undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results or expectations.

FLUENT, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(unaudited)

	June 30, 2022	December 31, 2021
ASSETS:
Cash and cash equivalents	$26,396	$34,467
Accounts receivable, net of allowance for doubtful accounts of $373 and $313, respectively	77,986	70,228
Prepaid expenses and other current assets	2,101	2,505
Total current assets	106,483	107,200
Property and equipment, net	1,162	1,457
Operating lease right-of-use assets	5,926	6,805
Intangible assets, net	32,872	35,747
Goodwill	110,780	165,088
Other non-current assets	1,917	1,885
Total assets	$259,140	$318,182
LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$17,043	$16,130
Accrued expenses and other current liabilities	34,623	33,932
Deferred revenue	698	651
Current portion of long-term debt	5,000	5,000
Current portion of operating lease liability	2,227	2,227
Total current liabilities	59,591	57,940
Long-term debt, net	37,964	40,329
Operating lease liability	4,728	5,692
Other non-current liabilities	739	811
Total liabilities	103,022	104,772
Contingencies (Note 10)
Shareholders' equity:
Preferred stock — $0.0001 par value, 10,000,000 Shares authorized; Shares outstanding — 0 shares for both periods	—	—
Common stock — $0.0005 par value, 200,000,000 Shares authorized; Shares issued — 84,146,082 and 83,057,083, respectively; and Shares outstanding — 79,845,930 and 78,965,260, respectively (Note 7)	42	42
Treasury stock, at cost — 4,300,152 and 4,091,823 Shares, respectively (Note 7)	(11,171)	(10,723)
Additional paid-in capital	421,172	419,059
Accumulated deficit	(253,925)	(194,968)
Total shareholders' equity	156,118	213,410
Total liabilities and shareholders' equity	$259,140	$318,182

FLUENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$98,361	$73,378	$187,424	$143,548
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization)	70,026	56,605	137,589	107,595
Sales and marketing	4,484	3,000	8,336	5,961
Product development	4,802	3,433	9,357	6,867
General and administrative	11,688	11,527	22,975	23,226
Depreciation and amortization	3,332	3,366	6,639	6,739
Goodwill impairment and write-off of intangible assets	55,400	199	55,528	199
Loss on disposal of property and equipment	21	—	21	—
Total costs and expenses	149,753	78,130	240,445	150,587
Loss from operations	(51,392)	(4,752)	(53,021)	(7,039)
Interest expense, net	(430)	(427)	(814)	(1,435)
Loss on early extinguishment of debt	—	—	—	(2,964)
Loss before income taxes	(51,822)	(5,179)	(53,835)	(11,438)
Income tax (expense) benefit	(5,122)	—	(5,122)	1
Net loss	$(56,944)	$(5,179)	$(58,957)	$(11,437)

Basic and diluted loss per share:
Basic	$(0.70)	$(0.06)	$(0.73)	$(0.14)
Diluted	$(0.70)	$(0.06)	$(0.73)	$(0.14)

Weighted average number of shares outstanding:
Basic	81,493,821	79,962,275	81,193,107	79,560,643
Diluted	81,493,821	79,962,275	81,193,107	79,560,643

FLUENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(58,957)	$(11,437)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,639	6,739
Non-cash loan amortization expense	135	287
Share-based compensation expense	1,851	2,432
Non-cash loss on early extinguishment of debt	—	2,198
Non-cash accrued compensation expense for Put/Call Consideration	—	2,627
Goodwill impairment	55,400	—
Write-off of intangible assets	128	199
Loss on disposal of property and equipment	21	—
Provision for bad debt	158	98
Provision for income taxes	5,122	—
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	(7,913)	(3,334)
Prepaid expenses and other current assets	488	763
Other non-current assets	(25)	(258)
Operating lease assets and liabilities, net	(85)	(91)
Accounts payable	913	8,672
Accrued expenses and other current liabilities	(5,573)	(9,345)
Deferred revenue	(177)	(151)
Other	(72)	(64)
Net cash used in operating activities	(1,947)	(665)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized costs included in intangible assets	(2,199)	(1,535)
Business acquisitions, net of cash acquired	(971)	—
Acquisition of property and equipment	(6)	(23)
Net cash used in investing activities	(3,176)	(1,558)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of debt financing costs	—	49,624
Repayments of long-term debt	(2,500)	(42,986)
Exercise of stock options	—	934
Prepayment penalty on debt extinguishment	—	(766)
Taxes paid related to net share settlement of vesting of restricted stock units	(448)	(667)
Proceeds from the issuance of stock	—	136
Net cash (used in) provided by financing activities	(2,948)	6,275
Net (decrease) increase in cash, cash equivalents and restricted cash	(8,071)	4,052
Cash, cash equivalents and restricted cash at beginning of period	34,467	22,567
Cash, cash equivalents and restricted cash at end of period	$26,396	$26,619

Definitions, Reconciliations and Uses of Non-GAAP Financial Measures

The following non-GAAP measures are used in this release:

Media margin is defined as that portion of gross profit (exclusive of depreciation and amortization) reflecting the variable costs paid for media and related expenses and excluding non-media cost of revenue. Gross profit (exclusive of depreciation and amortization) represents revenue minus cost of revenue (exclusive of depreciation and amortization). Media margin is also presented as percentage of revenue.

Adjusted EBITDA is defined as net income (loss) excluding (1) income taxes, (2) interest expense, net, (3) depreciation and amortization, (4) share-based compensation expense, (5) loss on early extinguishment of debt, (6) accrued compensation expense for the Put/Call Consideration, (7) goodwill impairment, (8) write-off of intangible assets, (9) acquisition-related costs, (10) restructuring and other severance costs, and (11) certain litigation and other related costs.

Adjusted net income (loss) is defined as net income (loss) excluding (1) share-based compensation expense, (2) loss on early extinguishment of debt, (3) accrued compensation expense for the Put/Call Consideration, (4) goodwill impairment, (5) write-off of intangible assets, (6) acquisition-related costs, (7) restructuring and other severance costs, and (8) certain litigation and other related costs. Adjusted net income (loss) is also presented on a per share (basic and diluted) basis.

Below is a reconciliation of media margin from gross profit (exclusive of depreciation and amortization), which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$98,361	$73,378	$187,424	$143,548
Less: Cost of revenue (exclusive of depreciation and amortization)	70,026	56,605	137,589	107,595
Gross profit (exclusive of depreciation and amortization)	$28,335	$16,773	$49,835	$35,953
Gross profit (exclusive of depreciation and amortization) % of revenue	29%	23%	27%	25%
Non-media cost of revenue (1)	3,974	3,363	8,423	9,053
Media margin	$32,309	$20,136	$58,258	$45,006
Media margin % of revenue	32.8%	27.4%	31.1%	31.4%

(1) Represents the portion of cost of revenue (exclusive of depreciation and amortization) not attributable to variable costs paid for media and related expenses.

Below is a reconciliation of adjusted EBITDA from net loss for the three and six months ended June 30, 2022 and 2021, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(56,944)	$(5,179)	$(58,957)	$(11,437)
Income tax expense (benefit)	5,122	—	5,122	(1)
Interest expense, net	430	427	814	1,435
Depreciation and amortization	3,332	3,366	6,639	6,739
Share-based compensation expense	863	1,201	1,851	2,432
Loss on early extinguishment of debt	—	—	—	2,964
Accrued compensation expense for Put/Call Consideration	—	881	—	2,627
Goodwill impairment	55,400	—	55,400	—
Write-off of intangible assets	—	199	128	199
Loss on disposal of property and equipment	21	—	21	—
Acquisition-related costs(1)	579	500	1,137	500
Restructuring and other severance costs	38	97	38	97
Certain litigation and other related costs	596	359	1,998	1,027
Adjusted EBITDA	$9,437	$1,851	$14,191	$6,582

(1) Includes compensation expense related to non-competition agreements entered into as a result of acquisitions (See Note 11, Business acquisition, in the Notes to Consolidated Financial Statements.)

Below is a reconciliation of adjusted net income (loss) and adjusted net income (loss) per share from net loss for the three and six months ended June 30, 2022 and 2021, respectively, which we believe is the most directly comparable GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2022	2021	2022	2021
Net loss	$(56,944)	$(5,179)	$(58,957)	$(11,437)
Share-based compensation expense	863	1,201	1,851	2,432
Loss on early extinguishment of debt	—	—	—	2,964
Accrued compensation expense for Put/Call Consideration	—	881	—	2,627
Goodwill impairment	55,400	—	55,400	—
Write-off of intangible assets	—	199	128	199
Loss on disposal of property and equipment	21	—	21	—
Acquisition-related costs(1)	579	500	1,137	500
Restructuring and other severance costs	38	97	38	97
Certain litigation and other related costs	596	359	1,998	1,027
Adjusted net income (loss)	$553	$(1,942)	$1,616	$(1,591)
Adjusted net income (loss) per share:
Basic	$0.01	$(0.02)	$0.02	$(0.02)
Diluted	$0.01	$(0.02)	$0.02	$(0.02)
Weighted average number of shares outstanding:
Basic	81,493,821	79,962,275	81,193,107	79,560,643
Diluted	81,493,821	79,962,275	81,193,107	79,560,643

(1) Includes compensation expense related to non-competition agreements entered into as a result of an acquisitions (See Note 11, Business acquisition, in the Notes to Consolidated Financial Statements.)

We present media margin, as a percentage of revenue, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share as supplemental measures of our financial and operating performance because we believe they provide useful information to investors. More specifically:

Media margin, as defined above, is a measure of the efficiency of the Company’s operating model. We use media margin and the related measure of media margin as a percentage of revenue as primary metrics to measure the financial return on our media and related costs, specifically to measure the degree by which the revenue generated from our digital marketing services exceeds the cost to attract the consumers to whom offers are made through our services. Media margin is used extensively by our management to manage our operating performance, including evaluating operational performance against budgeted media margin and understanding the efficiency of our media and related expenditures. We also use media margin for performance evaluations and compensation decisions regarding certain personnel.

Adjusted EBITDA, as defined above, is another primary metric by which we evaluate the operating performance of our business, on which certain operating expenditures and internal budgets are based and by which, in addition to media margin and other factors, our senior management is compensated. The first three adjustments represent the conventional definition of EBITDA, and the remaining adjustments are items recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. These adjustments include certain litigation and other related costs associated with legal matters outside the ordinary course of business, including costs and accruals related to the New York State Tax Department, New York Attorney General and Federal Trade Commission matters. We consider items one-time in nature if they are non-recurring, infrequent or unusual and have not occurred in the past two years or are not expected to recur in the next two years, in accordance with SEC rules. There were no adjustments for one-time items in the periods presented in this Quarterly Report on Form 10-Q.

Adjusted net income (loss), as defined above, and the related measure of adjusted net income (loss) per share exclude certain items that are recognized and recorded under GAAP in particular periods but might be viewed as not necessarily coinciding with the underlying business operations for the periods in which they are so recognized and recorded. We believe adjusted net income (loss) affords investors a different view of our overall financial performance as compared to adjusted EBITDA and the GAAP measure of net income (loss).

Media margin, adjusted EBITDA, adjusted net income (loss) and adjusted net income (loss) per share are non-GAAP financial measures with certain limitations regarding their usefulness. They do not reflect our financial results in accordance with GAAP, as they do not include the impact of certain expenses that are reflected in our condensed consolidated statements of operations. Accordingly, these metrics are not indicative of our overall results or indicators of past or future financial performance. Further, they are not financial measures of profitability and are neither intended to be used as a proxy for the profitability of our business nor to imply profitability. The way we measure media margin, adjusted EBITDA and adjusted net income (loss) may not be comparable to similarly titled measures presented by other companies and may not be identical to corresponding measures used in our various agreements.

Contact Information:

Investor Relations

Fluent, Inc.

(212) 785-0431

InvestorRelations@fluentco.com